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                                                                    Exhibit 11.1



                     STORMEDIA INCORPORATED AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                    THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                             ---------------------------------     --------------------------------
                                                             SEPTEMBER 26,       SEPTEMBER 27,     SEPTEMBER 26,      SEPTEMBER 27,
                                                                  1997               1996               1997              1996
                                                             -------------       -------------     -------------      -------------
                                                                          (UNAUDITED)                          (UNAUDITED)
PRIMARY:
Statement of operations data:
   Net earnings (loss)                                          $(13,301)          $ (9,128)          $(43,524)          $  8,136
                                                             =============       =============     =============      =============
Weighted average number of common and dilutive
   equivalent shares used in computations:
   Common Stock                                                   17,919             17,414             17,863             17,220
   Stock options and other common stock equivalents                   --                 --                 --                828
                                                             -------------       -------------     -------------      -------------
Shares used in computing net earnings (loss) per share            17,919             17,414             17,863             18,048
                                                             =============       =============     =============      =============
Net earnings (loss) per share                                   $  (0.74)          $  (0.52)          $  (2.44)          $   0.45
                                                             =============       =============     =============      =============

FULLY DILUTED:
Statement of operations data:
   Net earnings (loss)                                          $(13,301)          $ (9,128)          $(43,524)          $  8,136
                                                             =============       =============     =============      =============
Weighted average number of common and dilutive
   equivalent shares used in computations:
   Common Stock                                                   17,919             17,414             17,863             17,220
   Stock options and other common stock equivalents                   --                 --                 --                830
                                                             -------------       -------------     -------------      -------------
Shares used in computing net earnings (loss) per share            17,919             17,414             17,863             18,050
                                                             =============       =============     =============      =============
Net earnings (loss) per share                                   $  (0.74)          $  (0.52)          $  (2.44)          $   0.45
                                                             =============       =============     =============      =============






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